Exhibit 10.2
ADJUSTED ROIC PERFORMANCE UNIT AWARD AGREEMENT
under the
ALBEMARLE CORPORATION 2017 INCENTIVE PLAN

As of the _____ day of _______________, 20___, Albemarle Corporation, a Virginia corporation (the “Company”), and «Name» (“Participant”), hereby agree to the terms of this “Award Agreement” which reflects the terms and provisions of the Award (as defined below) made pursuant to and subject to the provisions of the Company’s 2017 Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.
Contingent Performance Units
1.Grant Date. Pursuant to the Plan, the Company, on the ____ day of ___________, 20___ (the “Grant Date”), granted Participant an incentive award (“Award”) in the form of «# of Units» Adjusted ROIC Performance Units (which number of Units is also referred to herein as the “Target Units”), subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.
2.Value. The value of each Adjusted ROIC Performance Unit shall be equal to the value of one share of the Company’s Common Stock; and the value of the Company’s Common Stock is the Fair Market Value (as defined in the Plan) on the date any Adjusted ROIC Performance Units become vested and payable hereunder.
3.Definitions. Terms used in this Award Notice shall have the following meanings:
(a)“Measurement Period” means the 20__, 20__ and 20__ calendar period.
(b)“Adjusted ROIC” (Return on Invested Capital) shall be calculated for each calendar year during the Measurement Period and is determined as the amount derived pursuant to the following quotient:

Annual Adjusted ROIC =

EBT (Earnings Before Taxes + Depreciation/Amortization – CAPEX Maintenance)
Average Gross Investment (Gross PP&E (Property, Plant and Equipment) +
Working Capital – CIP (Major Construction in Progress) not generating revenue)

Exclude long cycle maintenance capital from CAPEX Maintenance in the numerator.

For projects with less than 6 months revenue in a year: Exclude the profit from EBT, while excluding construction in progress from the denominator.
(c)“3-Year Adjusted ROIC” means the Company’s annual Adjusted ROIC averaged for the Measurement Period.
Adjustments. Notwithstanding anything in this Notice of Award to the contrary, in accordance with the Plan and as approved by the Committee, Adjusted ROIC and its component values may be adjusted to reflect nonrecurring, unanticipated or other specifically identifiable amounts that may be unknown as of the Grant Date, including, without limitation, acquisitions and divestitures, write-down or write off of intangible assets (goodwill), restructuring and realignment charges, changes in accounting or tax legislation, foreign currency translation changes, gain/loss on debt retirements, and non-GAAP adjustments or special charges.

4.Performance Criteria. Except as otherwise provided herein, Participant’s Adjusted ROIC Performance Units shall be earned on the Award Date (defined in paragraph 5) in a percentage determined by the performance level for the 3-Year Adjusted ROIC achieved during the Measurement Period, as set forth on Exhibit A. The performance criteria set forth on Exhibit A may be adjusted by the Committee in its sole and absolute discretion to reflect any extraordinary or significant events that affect Adjusted ROIC.
Earning and Vesting of Adjusted ROIC Performance Units
5.Earned Awards. As soon as practicable after the end of the Measurement Period, a determination shall be made by the Committee of the number of whole Adjusted ROIC Performance Units that Participant has earned. The date as of which the Committee determines the number of Adjusted ROIC Performance Units earned shall be the “Award Date.”
6.Vesting of Earned Awards. Participant’s interest in the earned Adjusted ROIC Performance Units shall become vested and non-forfeitable on the Award Date and will be paid as soon as practicable thereafter.
7.Earning/Vesting on Qualifying Termination Event.
(a)During the Measurement Period. Notwithstanding anything in this Notice of Award to the contrary, if a Participant separates from service prior to the end of the Measurement Period on account of a Qualifying Termination Event (as defined in paragraph 10(a)), then a pro-rata number (as determined in accordance with the following sentence) of Participant’s Adjusted ROIC Performance Units shall be earned under paragraph 5 above as of the Award Date, based on the actual level of achievement of the performance criteria set forth on Exhibit A, and any remaining Adjusted ROIC Performance Units shall be forfeited. The pro-rata number of Adjusted ROIC Performance Units earned pursuant to the preceding sentence shall be equal to 1/36th of the Units granted, for each full month of service performed by Participant during the Measurement Period. The number of Adjusted ROIC Performance Units earned shall be determined by the Committee in its sole and absolute discretion within the limits provided in the Plan and the earned Adjusted ROIC Performance Units shall be fully vested as of the Award Date, and payable pursuant to paragraphs 11-13 hereof.
(b)After the Measurement Period. Notwithstanding anything in this Notice of Award to the contrary, if after the Measurement Period ends, but prior to the Award Date, Participant experiences a Qualifying Termination Event, such Participant shall earn their Adjusted ROIC Performance Units pursuant to paragraph 5 and such earned Units shall be fully vested as of the Award Date and payable pursuant to paragraphs 11-13 hereof.
8.Effects of a Change in Control. The provisions of this paragraph 8 shall apply in the event of a Change in Control (as defined in the Plan) prior to the forfeiture of the Adjusted ROIC Performance Units under paragraph 9.
(a)Subject to subparagraph (b) hereof, upon a Change in Control during the Measurement Period, a pro-rata number of Adjusted ROIC Performance Units equal to 1/36th of the Units granted, for each full month of service performed by Participant during the Measurement Period, will be earned based on the higher of actual performance as of the date of the Change in Control or the target performance level for 3-Year Adjusted ROIC set forth on Exhibit A. The number of Adjusted ROIC Performance Units earned shall be determined by the Committee (as it exists immediately prior to the Change in Control) in its sole and absolute discretion within the limits provided in the Plan, and the earned Adjusted ROIC Performance Units shall be vested and paid pursuant to paragraphs 11-13 hereof, no later than March 15th of the calendar year after the year in which the Change in Control occurs.
(b)Notwithstanding the provisions of subparagraph (a) hereof, if, following the Change in Control, the Company’s shares continue to be traded on the New York Stock Exchange or another established securities market, subparagraph (a) of this paragraph shall not apply, and this Award shall remain in effect and continue subject to the remaining terms of this Notice of Award; provided, however, if Participant is terminated by the Company other than for Cause or voluntarily resigns for Good Reason (as defined paragraph 10(b)) concurrent with or within two (2) years after the date of the Change in Control and during the Measurement Period, a pro-rata number of Adjusted ROIC Performance Units equal to 1/36th of the Units granted, for each full month of service performed by Participant during the Measurement Period, will be earned and paid (no later than March 15th of the calendar year after the year in which the termination or resignation occurs) based on the higher of actual performance as of the date of the termination of employment or the target performance level for 3-Year Adjusted ROIC set forth on Exhibit A. If Participant is terminated by the Company other than for Cause or voluntarily resigns for Good Reason after the Measurement Period but before the Award is fully vested, the earned Adjusted ROIC Performance Units will become immediately vested and payable pursuant to paragraphs 11-13 hereof no later than March 15th of the calendar year after the year in which the termination or resignation occurs.
9.Forfeiture. Except as provided in paragraph 8 hereof, all Adjusted ROIC Performance Units that are forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason except a Qualifying Termination Event.
10.Definitions.
(a)For purposes of this Award, “Qualifying Termination Event” shall mean a Participant’s death, Disability, Retirement while in the employ of the Company or an Affiliate, or termination by the Company or an Affiliate other than for Cause.
(i)“Disability” shall mean a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(ii)“Retirement” shall mean termination of employment after having attained age 55 and completed at least 10 years of service, or age 60 and completed at least 5 years of service with the Company or an Affiliate.
(b)For purposes of paragraph 8, “Good Reason” shall mean:
(i)a change in Participant’s position which in Participant’s reasonable judgment does not represent a promotion of Participant’s status or position immediately prior to the Change in Control or the assignment to Participant of any duties or responsibilities, or diminution of duties or responsibilities, which in Participant’s reasonable judgment are inconsistent with Participant’s position in effect immediately prior to the Change in Control;
(ii)a reduction by the Company in the annual rate of Participant’s base salary as in effect immediately prior to the date of a Change in Control;
(iii)the Company’s requiring Participant’s office nearest to Participant’s principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;

(iv)the failure by the Company to continue in effect compensation or benefit plans in which Participant participates, which in the aggregate provide Participant compensation and benefits substantially equivalent to those prior to a Change in Control; or
(v)the failure of the Company to obtain a satisfactory agreement from any applicable successor entity to assume and agree to perform under any Severance Compensation Agreement.
In order for one of the foregoing events to constitute Good Reason, (i) Participant must notify the Company in writing no later than 90 days after the relevant event stating which Good Reason event has occurred, and (ii) the Company shall not have corrected the Good Reason event within thirty (30) days after Participant’s notice.
(c)If the events described in paragraph 8 or a Qualifying Termination Event occur after the date that Participant is advised that their employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent them from being in good standing with the Company, accelerated vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Participant’s termination of employment. The Committee shall have the authority to determine whether Participant’s termination from employment is for Cause or for any reason other than Cause.
Payment of Awards
11.Time of Payment. Payment of Participant’s Adjusted ROIC Performance Units shall be made as soon as practicable after the Units have become non-forfeitable (or the Award Date, if later), but in no event later than March 15th of the calendar year after the year in which the Units become earned and non-forfeitable.
12.Form of Payment. The vested Adjusted ROIC Performance Units shall be paid in whole shares of the Company’s Common Stock.
13.Death of Participant. If Participant dies prior to the payment of their earned and vested Adjusted ROIC Performance Units, an amount equal to the amount of Participant’s non-forfeitable Adjusted ROIC Performance Units shall be paid to their Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of Participant’s death there is no surviving Beneficiary, any amounts payable will be paid to Participant’s estate.
14.Taxes. The Company will withhold from the Award the number of shares of Common Stock necessary to satisfy Federal tax-withholding requirements and state and local tax-withholding requirements with respect to the state and locality designated by Participant as their place of residence in the Company's system of record at the time the Award becomes taxable, except to the extent otherwise determined to be required by the Company, subject, however, to any special rules or provisions that may apply to Participants who are non-US employees (working inside or outside of the United States) or US employees working outside of the United States. It is Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of receiving this Award.
General Provisions
15.Accounts. Adjusted ROIC Performance Units granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant. The Account of Participant shall be the record of Adjusted ROIC Performance Units granted to Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.
16.No Right to Continued Employment. Neither this Award nor the granting, earning or vesting of Adjusted ROIC Performance Units shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.
17.Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.
18.Governing Law. This Award shall be governed by the laws of the Commonwealth of Virginia and applicable Federal law. All disputes arising under this Award shall be adjudicated solely within the state or Federal courts located within the Commonwealth of Virginia.
19.Participant Bound by Non-Compete Agreement. Participant acknowledges that they have signed the separate EMPLOYEE NON-SOLICITATION, NON-COMPETE AND CONFIDENTIALITY AGREEMENT (the “Non-Compete Agreement”) entered between them and the Company concurrently with entering into this Award Agreement. Participant further acknowledges and agrees that in the event of a breach of any of the terms of the Non-Compete Agreement on their part, before or after the earning, vesting and/or payment of this Award, in addition to any and all consequences otherwise set forth in the Non-Compete Agreement, Participant shall immediately forfeit any and all rights under this Award, and to the extent any portion of the Award shall have already been paid to Participant, the Company shall have the right to recoup such Award in full.
20.Conflicts.
(a)In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.
(b)In the event of any conflict between the provisions of this Award and the provisions of any separate Agreement between the Company and Participant, including, but not limited to, any Severance Compensation Agreement entered between Participant and the Company, the provisions of this Award shall govern.
21.Binding Effect. Subject to the limitations stated above and in the Plan, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.
22.Recoupment. In addition to any other applicable provision of the Plan, this Award is subject to the terms of the separate Albemarle Corporation Recoupment Policy, as such Policy may be amended from time to time.
IN WITNESS WHEREOF, the Company and Participant have each caused this Award to be signed on their behalf, effective as of the date noted in the first paragraph of this Award Agreement.

ALBEMARLE CORPORATION

By: ______________________________

PARTICIPANT:

_______________________________
«Name»

EXHIBIT A

Adjusted ROIC Performance Goals

Performance Level	3 -Year Adjusted ROIC Achieved in Measurement Period	Percentage of Target Units Earned*
Poor	Less than %	0%
Threshold	%	30%
Target	%	100%
Superior	%	200%

* The percentage of Target Units earned for performance between the Threshold, Target and Superior Performance Levels will be determined by linear interpolation. No percentage of the Target Units will be earned for performance below the Threshold Performance Level. The number of Adjusted ROIC Performance Units earned hereunder shall be rounded to the nearest whole number.